                                                                  EXHIBIT 10.78








                            MEGO MORTGAGE CORPORATION
                                       AND
                       CITY NATIONAL BANK OF WEST VIRGINIA




                                 PREFERRED STOCK
                               PURCHASE AGREEMENT



                                  JUNE 9, 1998

                                Table of Contents

                                                                                                               Page
                                                                                                               -----
Section 1.  Definitions...........................................................................................6

Section 2.  Agreement to Sell and Purchase the Securities.........................................................6

Section 3.  Option Shares.  ......................................................................................7

Section 4.  Issuance of the Certificates Representing, the Securities.............................................8

Section 5.  Representations, Warranties and Covenants of the Company..............................................8
                  5.1.  Organization and Qualification............................................................8
                  5.2.  Authorized Capital Stock..................................................................9
                  5.3.  Due Execution, Delivery and Performance..................................................10
                  5.4.  Offering Memorandum and Additional Information...........................................11
                  5.5   Legal Proceedings........................................................................11
                  5.6.  No Material Adverse Change...............................................................12
                  5.7.  Law and Regulation.......................................................................12
                  5.8.  Accounting Matters.......................................................................13
                  5.9.  Compliance with Securities Laws..........................................................14
                  5.10.  Intangibles.............................................................................14
                  5.11.  Title...................................................................................15
                  5.12.  Contracts...............................................................................15
                  5.13.  No Violation............................................................................15
                  5.14.  Transactions with Affiliates............................................................16
                  5.15.  No Manipulation.........................................................................16
                  5.16.  Taxes...................................................................................16
                  5.17.  Investment Company Act of 1940..........................................................16
                  5.18.  Use of Proceeds.........................................................................16
                  5.19.  Board of Directors......................................................................16
                  5.20.  Certificates............................................................................18
                  5.21.  Rolly White.............................................................................18
                  5.22.  Mortgage-Related Asset Revaluation......................................................18
                  5.23.  Other Transactions......................................................................18
                  5.24  Regulatory Compliance; Veto Right Relating to Impermissible Activities...................18
                  5.25.  Best Efforts............................................................................19
                  5.26.  Due Diligence...........................................................................19
                  5.27  Waiver of Certain Claims.................................................................19

Section 6.  Representations, Warranties and Covenants of Purchaser...............................................20
                  6.1.  Compliance with United States Securities Laws............................................20
                  6.2.  Status of Purchaser......................................................................20
                  6.3.  Restrictions on Re-Sale..................................................................21
                  6.4.  Due Execution, Delivery and Performance of the Purchase Agreement and Other
                  Obligations....................................................................................22
                  6.5.  Representations, Warranties and Covenants at Closing.....................................22
Section 7.  Survival of Representations, Warranties, Covenants and Agreements.  .................................22

Section 8.  Conditions to Closing................................................................................23
                  8.1.  Exchange Offer...........................................................................23
                  8.2.  Additional Equity........................................................................23
                  8.3  Purchaser Board Approval..................................................................23
                  8.4.  Waiver of Change of Control Payments.....................................................23
                  8.5.  Servicing Purchase Agreements............................................................24
                  8.6.  Registration Rights Agreement............................................................24
                  8.7.  Opinion of Greenberg Traurig.............................................................24
                  8.8.  Comfort Letter...........................................................................29
                  8.9.  Offering Memorandum......................................................................29
                  8.10.  Other Transactions......................................................................30
                  8.11.  No Material Adverse Effect..............................................................30
                  8.12.  Certificates............................................................................30
                  8.13.  Regulatory Matters......................................................................30
                  8.14.  Consents................................................................................31
                  8.15.  Related Party Indebtedness..............................................................31
                  8.16.  Documents...............................................................................31
                  8.17.  Additional Matters Relating to Option Shares............................................31
                  8.18.  Additional Conditions...................................................................31
                           (a) Certificate of Designation........................................................31
                           (b) Letter from FBR...................................................................31
                           (c) Warehouse Line Agreement..........................................................32
                           (d) Flow Loan Purchase Agreement......................................................32
                           (e) Right of First Refusal............................................................32
                           (f) Amendment of Placement Agreement..................................................32
                           (g) Agreements with FBR and Emanuel J. Friedman.......................................32
                           (h) Employment and Non-Competition Agreements.........................................33
                           (i) Option Agreement..................................................................33

Section 9.   Conditions to Closing...............................................................................33

Section 10.  Compliance with the Securities Act..................................................................33
                  10.1.  Information Available...................................................................33
                  10.2.  Legend Requirement......................................................................33

Section 11.  Broker's Fee........................................................................................34

Section 12.  Notices.............................................................................................35

Section 13.  Amendments..........................................................................................35

Section 14.  Headings............................................................................................36

Section 15.  Enforcement.........................................................................................36

Section 16.  Governing Law.......................................................................................36

Section 17.  Severability........................................................................................36

Section 18.  Counterparts........................................................................................36



                                    EXHIBITS

         EXHIBIT A
         DRAFT OF OFFERING MEMORANDUM DATED JUNE 8,1998..........................................................37

         EXHIBIT B
         TERMS OF REGISTRATION RIGHTS AGREEMENT..................................................................38

         EXHIBIT C
         TERMS OF SERIES A PREFERRED STOCK.......................................................................39

         EXHIBIT D
         TERMS OF BULK SERVICING PURCHASE AGREEMENT..............................................................40

         EXHIBIT E
         TERMS OF FLOW SERVICING PURCHASE AGREEMENT..............................................................41

         EXHIBIT F
         JURISDICTIONS OF FOREIGN QUALIFICATION..................................................................43

         EXHIBIT G
         OTHER TRANSACTIONS......................................................................................44

         EXHIBIT H
         FBR LETTER RE: VOTING OF SHARES.........................................................................45

         EXHIBIT I
         TERMS OF WAREHOUSE LINE AGREEMENT.......................................................................46

         EXHIBIT J
         TERMS OF FLOW LOAN PURCHASE AGREEMENT...................................................................47

         EXHIBIT K
         TERMS OF RIGHT OF FIRST REFUSAL AGREEMENT...............................................................48

         EXHIBIT L
         LIST OF EMPLOYEES REQUIRED TO ENTER INTO EMPLOYMENT
         AGREEMENTS..............................................................................................50

                            MEGO MORTGAGE CORPORATION

                                 PREFERRED STOCK
                               PURCHASE AGREEMENT

                  This Preferred Stock Purchase Agreement is made as of June 9, 1998, by and between City National Bank of West Virginia, a national banking association, with its principal offices at 3601 MacCorkle Avenue, Charleston, West Virginia (the "Purchaser"), and Mego Mortgage Corporation (the "Company"), a Delaware corporation, with its principal offices at 1000 Parkwood Circle, 5th Floor, Atlanta, Georgia.

                  WHEREAS, the Company is engaging in a plan of recapitalization (the "Recapitalization") which includes the following: (i) a private offering (the "Common Stock Offering") of shares of its common stock, par value $.0l per share (the "Common Stock"); (ii) a private offering (the "Series A Preferred Stock Offering") by the Company of shares of its Series A Convertible Preferred Stock, par value $.0l per share (the "Series A Preferred Stock"); and (iii) an exchange offer to occur concurrent with the Common Stock Offering and the Series A Preferred Stock Offering (together, the "Offerings") and as a condition thereto to exchange shares of Series A Preferred Stock and/or new 12.5% Subordinated Notes Due 2001 ("New Notes") of the Company or a combination thereof, subject to certain limitations, for any and all of the outstanding 12.5% Senior Subordinated Notes Due 2001 of the Company, subject to certain conditions (the "Exchange Offer");

                  WHEREAS, the Company will enter into a Placement Agreement (the "Placement Agreement"), with Friedman, Billings, Ramsey & Company, Incorporated ("FBR"), a Virginia corporation, pursuant to which FBR will act as placement agent in connection with the issue and sale of the Common Stock and Series A Preferred Stock (together with the New Notes, the "Securities") to be issued in the Offerings, and;

                  WHEREAS, the completion of the Offerings (the "Closing") is scheduled to take place on June 18, 1998, or such other date (the "Closing Date") as is agreed upon by the Company and FBR;

                WHEREAS, the Company wishes to offer and sell to Purchaser, and Purchaser wishes to buy from the Company, on the terms and conditions set forth herein, up to 10,000 shares of Series A Preferred Stock having an aggregate liquidation amount of $10,000,000 for a purchase price of $ 1,000 per share, or $10,000,000 in aggregate;

                  WHEREAS, the Company wishes to grant to Purchaser an option to purchase up to 6,666,667 shares of Common Stock at a purchase price of $1.50 per share, on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Purchase Agreement, the parties agree as follows:

                  Section 1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the draft of the Company's Offering Memorandum dated June 9, 1998 (the "Offering Memorandum"), attached hereto as Exhibit A.

                  Section 2. Agreement to Sell and Purchase the Securities. Subject to the terms and conditions of this Purchase Agreement, that certain registration rights agreement (the "Registration Rights Agreement") to be entered into by and between the Company and Purchaser, as provided in Exhibit B hereto, and the Placement Agreement, the Company agrees to sell and Purchaser agrees to buy 10,000 shares (the "Initial Shares") of Series A Preferred Stock having an aggregate liquidation amount of $ 1 0,000,000 for a purchase price of $ 1,000 per share, or $10,000,000 in the aggregate (the "Purchase Price"). The terms of the Series A Preferred Stock will be as set forth on Exhibit C hereto. Purchaser shall pay the Purchase Price on the Closing Date in New York Clearing House Funds, to the account of the Company.

                  The Company represents to Purchaser that, prior to the Closing, the Company will be executing substantially identical purchase agreements with respect to shares of Common Stock and Series A Preferred Stock (except for the name and address of the Purchaser and the number of shares of Series A Preferred Stock and Common Stock purchased) with certain other investors (the "Other Purchasers") for an aggregate purchase price of at least $20,000,000. Purchaser and Other Purchasers are hereinafter sometimes referred to as the "Purchasers," and this Purchase Agreement and such other Purchase Agreements are hereinafter sometimes referred to as the "Purchase Agreements."

                  Section 3. Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company will at the Closing grant an option (the "Option") to the Purchaser to purchase from the Company up to 6,666,667 additional shares of Common Stock at a purchase price of $1.50 per share (the "Option Shares"), which option will be evidenced by an Option Agreement (the "Option Agreement") which shall be delivered by the Company to Purchaser at the Closing and which shall include antidilution provisions in form and substance satisfactory to Purchaser. The Option will expire 180 days after the second anniversary of the Closing Date and may be exercised in whole or in part at any time and from time to time upon written notice by the Purchaser to the Company setting forth the number of Option Shares as to which the Purchaser is then exercising the Option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by Purchaser, but shall not be later than five full business days (nor earlier, without the consent of the Company, than three full business days) after the exercise of said option (and the delivery of such notice, such delivery date being referred to as the "Notice Date"). Each closing at which the documents relating to the purchase of Option Shares are exchanged is referred to as an "Option Closing." The Initial Shares and the Option Shares are referred to as the "Shares."

                  Section 4. Issuance of the Certificates Representing, the Securities. At the Closing and at each Option Closing, the Company will cause to be delivered to the Purchaser, one certificate for the Initial Shares or the Option Shares being purchased, as applicable, registered in the name of Purchaser as set forth on the signature page hereof (or in such other name as may be designated by Purchaser to the Company in writing) upon payment of the applicable purchase price therefor.

                  Section 5. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, Purchaser as follows:

                          5.1. Organization and Qualification. The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Offering Memorandum, except for such authorizations, approvals, consents, orders, licenses, certificates and permits the failure to so obtain would not have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Offering Memorandum; and the Company has all such corporate power and authority, and has or will have as of the Closing such authorizations, approvals, consents, orders, licenses, certificates and permits as shall be necessary to enter into, deliver and perform this Agreement, the Purchase Agreements and the Other Transaction Documents (as defined in Section 5.3, below) and to issue and sell the Securities (except as may be required under state securities laws). The Company is duly qualified to do business and is in good standing in every jurisdiction where such qualification is required by controlling law and where the failure to so qualify is reasonably likely to have a Material Adverse Effect. The Company has no subsidiaries that would be deemed to be "significant subsidiaries" for purposes of Rule 1-02 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), substituting in the tests set forth in such rule the figure "5%" in each case for "10%. "

                          5.2. Authorized Capital Stock. The authorized, issued
and outstanding capital stock of the Company is as set forth in the Offering Memorandum. All issued and outstanding shares of Company capital stock have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive right, cosale right, registration right, right of first refusal or other similar right. All of the outstanding shares of capital stock of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, pledge, charge, security interest or other encumbrance. The Shares have been duly authorized and, in the case of the Option Shares, reserved for issuance, and, when issued and sold pursuant to this Purchase Agreement and, in the case of the Option Shares, the Option Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Offering Memorandum, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any subsidiary or any security convertible into, or exercisable or exchangeable for, such capital stock. The shares of Common Stock into which the Initial Shares are convertible (the "Underlying Common Stock") have been duly authorized and reserved for issuance and, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. The Shares and the Common Stock conform in all material respects to all statements in relation thereto contained in the Offering Memorandum.

                          5.3. Due Execution, Delivery and Performance.  The
execution, delivery and performance of each of this Agreement and the Placement Agreement, the Registration Rights Agreement, the Purchase Agreements entered into with the Other Purchasers, the Option Agreement and the similar Option Agreement between the Company and Sovereign Bancorp, Inc. ("Sovereign"), the Bulk Servicing Purchase Agreement and the Flow Servicing Purchase Agreement referred to in Section 8.5 below (the "Servicing Purchase Agreements"), the Warehouse Line Agreement referred to in Section 8.18(d) below, and the Flow Purchase Agreement referred to in Section 8.18(e) below (collectively, the "Other Transaction Documents") by the Company (a) have been (or prior to Closing will be) duly authorized by all requisite corporate action of the Company and
(b) will not violate (i) the Certificate of

Incorporation or Bylaws of the Company, or (ii) any provision of any indenture, mortgage, agreement, contract, or other instrument to which the Company or any of its subsidiaries is bound or be in conflict with, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract, or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries, except for any such violations, conflicts, breaches or defaults which have been waived in writing as of the Closing or would not have a Material Adverse Effect. Upon execution and delivery, this Agreement and the Other Transaction Documents will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except insofar as the enforcement thereof may be limited by bankruptcy law or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity or contribution may be limited under applicable law.

                          5.4. Offering Memorandum and Additional Information.
The Company has furnished, and Purchasers acknowledge receipt of the Offering Memorandum.

                               The Offering Memorandum when combined with the
documents incorporated by reference therein does not, and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each document incorporated by reference into the Offering Memorandum complies in all material respects with the requirements of the Exchange Act, and the Commission's rules and regulations thereunder ("Exchange Act Regulations") and, when read together with the other information in the Offering Memorandum, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                          5.5. Legal Proceedings.  There are no actions, suits,
investigations or proceedings pending or threatened other than as disclosed in the Offering Memorandum (including the documents incorporated by reference therein and provided to the Purchasers) to which the Company or any of its subsidiaries is a party or to which any of their properties is subject before or by any court or governmental agency or both which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and to the knowledge of the Company, no such actions, suits, investigations or proceedings are threatened by any person, corporation or governmental agency or body.

                          5.6. No Material Adverse Change. Subsequent to the
respective dates as of which information is given in the Offering Memorandum, and except as specifically described therein, there has not been (i) any material adverse change in the business, properties or assets described or referred to in the Offering Memorandum, or the results of operations, condition (financial or otherwise) earnings, operations, business or business prospects, of the Company and its subsidiaries, taken as a whole, (ii) any transaction entered into (whether binding or nonbinding) by the Company and/or its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, except transactions in the ordinary course of business, (iii) any obligation that is material to the Company and its subsidiaries, direct or indirect, contingent or noncontingent, matured or unmatured, absolute or otherwise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock (other than upon the exercise of stock options described in the Offering Memorandum) or outstanding indebtedness of the Company or its subsidiaries (other than indebtedness incurred in the ordinary course of business consistent with past practice), (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (vi) any change in senior management or key employees, and no such change or event is reasonably expected.

                          5.7. Law and Regulation. The Company and its
subsidiaries are in compliance with, and conduct their respective businesses in conformity with all applicable laws and governmental regulations governing the businesses conducted by the Company and its subsidiaries, as the case may be, except for failures to comply or conform which would not have a Material Adverse Effect.

                          5.8. Accounting Matters. Deloitte & Touche LLP
("D&T"), which has audited the financial statements, together with the related notes, of the Company as of August 3 1, 1997 and 1996, and for each of the three years ended August 31, 1997, 1996, and 1995, which are included in the Offering Memorandum, are independent public accountants as required by the Securities Act of 1933, as amended (the "Securities Act") and the Securities Act Regulations (as if the Offering Memorandum was a prospectus filed as part of a registration statement filed under the Securities Act).

                  The financial statements included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with applicable accounting requirements of the Securities Act, the Securities Act Regulations, the Exchange Act, and the Exchange Act Regulations, including Regulation S-X under the Securities Act (as if such financial statements were filed with or incorporated by reference in a registration statement under the Securities Act), and said financial statements present fairly the financial position of the Company and its Subsidiaries on a consolidated basis as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Offering Memorandum, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and such financial statements are consistent in all material respects with financial statements and other reports filed by the Company and its Subsidiaries with the Commission; the supporting schedules included are incorporated by reference in the Offering Memorandum and present fairly the information required to be stated therein. The selected and summary financial and statistical data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein.

                  The Company and each of its subsidiaries (i) make and keep books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets; (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto, and (d) access to assets is permitted only with management's general or specific authorization; and (iii) otherwise conform to the requirements of the Exchange Act, Section 13(b) and Regulation 13b-2 thereunder and shall continue to do so for so long as Purchaser holds any Shares.

                          5.9. Compliance with Securities Laws.  Assuming (i)
the accuracy of the representations and warranties of FBR and the Purchasers as set forth in the Placement Agreement and the Purchase Agreements, and (ii) that the Purchaser, the Other Purchasers and the participants in the Exchange Offer are either "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or "accredited investors" (as defined in Rule 5 01 (a) under the Securities Act) (the Company having received representations from such persons to such effect), the Company has complied with all applicable federal and state securities or Blue Sky laws in connection with the Offerings and the Offerings are or will be exempt from registration under such laws.

                          5.10.  Intangibles.  The Company owns or possesses
adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as described in the Offering Memorandum. The Company has not received any notice of, nor to its best knowledge is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                          5.11.  Title. The Company has good title to each of
the items of personal property which are reflected in the financial statements referred to in Section 5.8 or are referred to in the Offering Memorandum as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Offering Memorandum as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Offering Memorandum and those which do not and will not have a Material Adverse Effect.

                          5.12.  Contracts. Each material contract or agreement
to which the Company is a party is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Except as disclosed in the Offering Memorandum, neither the Company, nor to the best knowledge of the Company, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect. Except as described in the Offering Memorandum, no default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which it or its properties or business may be bound or affected which default or event would have a Material Adverse Effect.

                          5.13.  No Violation.  The Company is not in violation
of any term or provision of its Certificate of Incorporation or Bylaws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect.

                           5.14. Transactions with Affiliates. No transaction
has occurred or is contemplated between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that would have been required to be described in the Offering Memorandum if it were part of a Registration Statement under the Securities Act and is not described in the Offering Memorandum.

                           5.15. No Manipulation. The Company has not taken,
nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

                           5.16. Taxes. The Company or its former parent, Mego
Financial Corp., has filed all Federal, state, local and foreign tax returns which are required to be filed by the Company through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.

                           5.17.  Investment Company Act of 1940.  The Company
is not, and will not become upon the issuance and sale of the Securities and the application of net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds," an "investment company" or, assuming that FBR is not an "investment company," an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                           5.18.  Use of Proceeds. The Company will apply the
proceeds from the Offerings as set forth in the Offering Memorandum.

                           5.19.  Board of Directors. As of the Closing, the
Board of Directors of the Company shall have seven members and Purchaser shall be entitled at the Closing or at any time thereafter to designate one member, who shall be appointed to the Board of Directors promptly following his designation and who shall also be elected to any executive or similar committee of the Board of Directors. After the Closing and until the first date on which Purchaser holds shares of Series A Preferred Stock (on an as-converted basis) and Common Stock representing less than 7.0% of the outstanding shares of Common Stock (including the number of shares of Common Stock into which all outstanding shares of Series A Preferred Stock are convertible) (the "7% Termination Date")
(a) the Board of Directors shall continue to have seven members (as adjusted pursuant to the following sentence and the similar provision of the Preferred Stock Purchase Agreement of even date herewith between the Company and Sovereign), and (b) Purchaser shall be entitled to nominate one member of the Board of Directors at each meeting of shareholders at which directors are elected, and such member shall also be elected to any executive or similar committee of the Board of Directors. Promptly following the first to occur of (i) the purchase by Purchaser pursuant to the exercise of the Option of all of the Option Shares, or (ii) the acquisition by Purchaser by exercise of the Option or otherwise of such number of shares of Common Stock that Purchaser shall immediately following such acquisition own in the aggregate 15 percent (I 5%) or more of the then outstanding shares of Common Stock, the number of members of the Board of Directors shall be increased by one and Purchaser shall be entitled to designate one additional member of the Board of Directors, such designee to be promptly appointed by the Board of Directors to fill the vacancy so created. Thereafter and until the 7% Termination Date, Purchaser shall be entitled to nominate two members of the Board of Directors at each meeting of shareholders at which directors are elected, and one such member designated by Purchaser shall be elected to any executive or similar committee of the Board of Directors. The Company shall use its best efforts to cause the nominees of Purchaser to be elected to the Board of Directors and appointed to such committee. In addition, Purchaser shall have the right at all times until the 7% Termination Date to designate a representative (who shall be reasonably satisfactory to the Company) who shall be given notice of and who shall have the right to attend all meetings of the Board of Directors of the Company and all meetings of any executive or similar committee of the Board of Directors.

                           5.20.  Certificates.  Any certificates signed by any
officer of the Company or its subsidiaries, and delivered to the Purchasers or to counsel for the Purchasers pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

                           5.21.  Rolly White.  Prior to Closing, the Company
shall offer Rolly White a senior position with the Company with responsibilities relating to loan production and retail acquisitions and shall use commercially reasonable efforts to employ Mr. White in such position as soon as possible.

                           5.22.  Mortgage-Related Asset Revaluation.
Immediately following Closing, the Company shall cooperate with Purchaser, with the advice of their respective advisors, to arrive at a mutually satisfactory, and more conservative set of assumptions to be used to value the mortgage-related assets carried on the Company's balance sheet.

                           5.23.  Other Transactions. The material terms of all
of the transactions relating to the Recapitalization are accurately disclosed on Exhibit F.

                           5.24.  Regulatory Compliance; Veto Right Relating to
Impermissible Activities. To comply with the interpretive positions of the Office of the Comptroller of the Currency ("OCC") governing a national bank that takes a non-controlling interest in an enterprise, for so long as Purchaser holds any of the Company's capital stock, (i) the Company shall engage only in activities that are part of, or incidental to, the business of banking and (ii) the Company shall be subject to OCC supervision, regulation and examination. The provisions of the preceding clause (i) are interpreted to grant Purchaser the right to "veto" engagement by the Company in activities other than those contemplated therein, as required by the applicable interpretative positions of the OCC, and may be specifically enforced by Purchaser. The provisions of the preceding clause (ii) are for the benefit of and enforceable by the OCC.

                           5.25.  Best Efforts. The Company shall cooperate with
Purchaser and shall use its reasonable best efforts to do or cause to be done all things necessary or appropriate on its part in order to effect the consummation of the transactions contemplated under this Agreement.

                           5.26.  Due Diligence. In order to permit Purchaser
to perform further due diligence, the Company shall give to Purchaser and its accountants, counsel and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to all of its properties, books, records, contracts and other documents relating to its business as Purchaser may reasonably request, subject to the obligation of Purchaser and its authorized representatives to maintain the confidentiality of all non-public information concerning the Company obtained by reason of such access.

                          5.27.  Waiver of Certain Claims.  The Company
acknowledges that Purchaser and its affiliated entities may now and in the future compete directly or indirectly with the Company. The Company hereby waives and covenants not to sue Purchaser and Purchaser's affiliated entities, and the officers, directors, employees and agents of each of them (including, without limitation, any person who is appointed to the Board of Directors of the Company pursuant to Section 5.19 above) and the heirs, personal representatives, successors and assigns of each of them (collectively, the "Released Parties") in connection with any and all claims, causes of action, counterclaims, set offs and rights of contribution, at law or in equity, which the Company (alone or in combination with others) may in the future have against the Released Parties or any of them for any liability for any loss, damage, injury, or expense of any kind arising from or relating to any: (i) conflict or alleged conflict of interest, (ii) breach or alleged breach of any fiduciary duty which may be owed to the Company (including, without limitation any breach or alleged breach of the duty of loyalty arising under the corporate opportunity doctrine), or (iii) violation or alleged violation of any similar duty or obligation which may arise by reason of the fact that Purchaser and/or Purchaser's affiliated entities will following consummation of the transactions contemplated by this Agreement be a stockholder of the Company, have one or more of its designees serving as directors of the Company, be a provider of credit to the Company, a purchaser of mortgages from the Company, a provider of services to the Company, or otherwise.

                     Section 6. Representations, Warranties and Covenants of Purchaser.

Purchaser hereby represents, warrants and covenants to the Company as follows:

                          6.1.  Compliance with United States Securities Laws.
Purchaser understands and acknowledges that the Shares and the Underlying Common Stock have not been registered under the Securities Act, and that the Shares and the Underlying Common Stock may not be offered or sold in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S under the Securities Act), unless such Securities are registered under the Securities Act or such offer or sale is made pursuant to an exemption from the registration requirements of the Securities Act. The Shares are being offered and sold in reliance on an exemption from registration pursuant to
Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. Purchaser further represents that it has read and understands the investor notices and legends set forth in the Offering Memorandum.

                          6.2.  Status of Purchaser. Purchaser is purchasing
the Shares and will acquire the Underlying Common Stock for its own account or for persons or accounts as to which it exercises investment discretion. Such Purchaser is an "accredited investor" (as defined in Rule 501 (a) under the Securities Act) and is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in restricted securities and has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Purchase Agreement and to purchase the Shares. Purchaser has agreed to purchase the Shares for investment and not with a view to distribution. To the extent that any certificate representing the Shares is registered in the name of Purchaser's nominee, Purchaser confirms that such nominee is acting as custodian for Purchaser of the Shares represented thereby.

                          6.3.  Restrictions on Re-Sale. Purchaser understands
that the Shares and the Underlying Common Stock are only transferable on the books and records of the Company and its

Transfer Agent and Registrar and that the Company and the Transfer Agent and Registrar will not register any transfer of the Shares or Underlying Common Stock which the Company in good faith believes violates the restrictions set forth in this Section 6.3 or violates any state or federal securities laws. Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Purchase Agreement or the Shares or Underlying Common Stock otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws and any applicable securities laws of jurisdictions outside the United States, and the rules and regulations promulgated thereunder.

                  Purchaser understands that the Company intends to register the Option Shares and the Underlying Common Stock under the Securities Act as contemplated in the Registration Rights Agreement. After registration of the Option Shares and the Underlying Common Stock under the Securities Act, Purchaser agrees to comply with the prospectus delivery and all other requirements of the Securities Act in connection with any sale or other disposition of the Option Shares and the Underlying Common Stock. Purchaser agrees that Purchaser or its broker will deliver to each transferee a copy of a current prospectus until the Company gives written notice to the Purchaser that delivery of a current prospectus is no longer required. Purchaser agrees to confirm with the Company that the prospectus is in fact current and that the Option Shares and the Underlying Common Stock may be lawfully sold prior to any sale or other disposition by Purchaser.

                          6.4.  Due Execution, Delivery and Performance of the
Purchase Agreement and Other Obligations. Upon approval of this Agreement and the transactions contemplated herein by its Board of Directors: Purchaser will have full right, power, authority and capacity to enter into this Purchase Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of this Purchase Agreement by Purchaser will have been duly authorized by all requisite corporate action of Purchaser; upon the execution and delivery of this Purchase Agreement by

Purchaser, this Purchase Agreement shall constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms except insofar as the enforcement thereof may be limited by bankruptcy law or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution may be limited under applicable law.

                          6.5.  Representations, Warranties and Covenants at
Closing. Each of the representations and warranties contained in this Section 6 is true and correct as of the date of this Purchase Agreement and will be true and correct as of the Closing Date or the applicable Date of Delivery with the same effect as though such representations and warranties had been made on and as of such date. Each of the covenants contained in this Section 6 will have been performed as of the Closing Date or the applicable Date of Delivery if performance is required as of such date by this Section 6.

                          Section 7. Survival of Representations, Warranties,
Covenants and Agreements. Notwithstanding any investigation made by either party to this Purchase Agreement, all representations, warranties, covenants and agreements made by the Company and Purchaser herein shall survive the execution of this Purchase Agreement, the delivery of certificates representing the Shares and the receipt of payment for the Shares.

                          Section 8. Conditions to Closing. The obligations of
the Purchaser hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof, at the Closing Date and at each Date of Delivery, (ii) the performance by the Company of its obligations hereunder in all material respects, and (iii) the following further conditions:

                          8.1.  Exchange Offer. The Company shall have
consummated the Exchange Offer with respect to at least $76 million in aggregate principal amount of Original Notes.

                          8.2.  Additional Equity. The Company shall have
consummated the sale of additional shares of Common Stock and Series A Preferred Stock pursuant to the Offerings for aggregate gross proceeds to the Company of not less than $20,000,000.

                          8.3.  Purchaser Board Approval. Purchaser's Board of
Directors shall have approved this Purchase Agreement and the transactions contemplated hereby. Purchaser warrants and represents that such approval has been obtained as of the date hereof.

                          8.4.  Waiver of Change of Control Payments. All
current and former directors, officers, employees and consultants of the Company or any subsidiary who would be entitled as a result of the consummation of the Recapitalization to receive payments or other benefits pursuant to "change of control" provisions of any agreement between such person and the Company or any subsidiary shall have irrevocably waived their rights to receive such payments or benefits and the Company shall have irrevocably determined not to make such payments.

                          8.5.  Servicing Purchase Agreements. The Company and
Purchaser shall have entered into a Bulk Servicing Purchase Agreement including the terms set forth on Exhibit D and a Flow Servicing Purchase Agreement including the terms set forth on Exhibit E and each such Agreement shall have been determined by Purchaser in the exercise of its sole and absolute discretion to be satisfactory in form and substance.

                          8.6.  Registration Rights Agreement.  The Company and
Purchaser shall have entered into the Registration Rights Agreement and such agreement shall have been determined by Purchaser in the exercise of its sole and absolute discretion to be satisfactory in form and substance.

                           8.7.  Opinion of Greenberg Traurig.  The Company
shall have furnished to the Purchaser on the Closing Date and on each Date of Delivery an opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., counsel for the Company, addressed to the Purchaser and dated the Closing Date and each Date of Delivery and in form reasonably satisfactory to Hunton & Williams, counsel for the Purchaser, stating that:

                                 (a)  the authorized shares of capital stock of
the Company conform as to legal matters to the description thereof contained in the Offering Memorandum under the heading "Description of Capital Stock"; the Company has an authorized capitalization as set forth in the Offering Memorandum under the caption "Capitalization"; the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; to such counsel's knowledge, except as set forth in the Offering Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exercisable or exchangeable for any shares of capital stock of the Company, (ii) warrants, rights, or options to subscribe for or purchase from the Company any shares of capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights, or options; the Shares have been duly authorized and, in the case of the Option Shares, reserved for issuance, and, when issued and sold pursuant to this Purchase Agreement and, in the case of the Option Shares, the Option Agreement, will be duly and validly issued, fully paid and nonassessable; the shares of Common Stock into which the Shares are convertible have been duly authorized and reserved for issuance and, when issued upon such conversion in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable.

                                 (b)  the Company has been duly incorporated and
is validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Offering Memorandum and to enter into, deliver and perform this Agreement, the Purchase Agreements and the Other Transaction Documents;

                                 (c)  the Company is duly qualified in or
registered by and in good standing as a foreign corporation in each jurisdiction listed on Exhibit F hereto; (d) to such counsel's knowledge, except as described in the Offering Memorandum, the Company is not in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of or default under) its Certificate of Incorporation or in the performance or observation of any obligation, agreement, covenant, or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, or any other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation, or rule or any decree, judgment, or order applicable to the Company or any of its subsidiaries, except such breaches or defaults that are not reasonably likely to have a Material Adverse Effect;

                                 (e)  the execution, delivery, and performance
of this Agreement and the Other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated under this Agreement and the Other Transaction Documents, as the case may be, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event that with notice, lapse of time, or both would constitute a breach of or default under) (i) any provisions of the Company's certificate of incorporation or by-laws, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement, or other agreement or instrument known to such counsel and to which the Company or any subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) to such counsel's knowledge, assuming (x) the accuracy of the representations and warranties of the Company, FBR and the Purchasers set forth in the Placement Agreement, the Purchase Agreements and the Other Transaction Documents, and (y) that the Purchaser, the Other Purchasers and the participants in the Exchange Offer are either "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or accredited investors" (as defined in Rule 501 (a) under the Securities Act), any law or regulation or any decree, judgment, or order applicable to the Company or any subsidiary, except in the case of clause (ii) for such conflicts, breaches, or defaults that have been waived or individually or in the aggregate are not reasonably likely to have a Material Adverse Effect;

                                 (f)  the Company has full corporate power, and
authority to enter into and perform this Agreement and the Other Transaction Documents and to consummate the transactions contemplated herein; this Agreement and the Other Transaction Documents have been duly authorized, executed, and delivered by the Company and will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity, whether considered at law or in equity, and except as rights to indemnity or contribution may be limited under applicable law;

                                 (g)  assuming (x) the accuracy of the
representations and warranties of the Company, FBR and the Purchasers set forth in the Placement Agreement, the Purchase Agreements and the Other Transaction Documents, and (y) that the Purchaser, the Other Purchasers and the participants in the Exchange Offer are either "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or "accredited investors" (as defined in Rule 501 (a) under the Securities Act), no approval, authorization, consent, or order of or filing with any federal or, to such counsel's knowledge, state governmental or regulatory commission, board, body, authority, or agency is required in connection with the execution, delivery, and performance by the Company of this Agreement and the Other Transaction Documents or the consummation of the transactions contemplated hereby and thereby by the Company, or the sale and delivery of the Shares by the Company as contemplated hereby, other than (i) the filing of a certificate of designation of the Series A Preferred Stock with the Secretary of State of Delaware, (ii) the filing of a Current Report on Form 8-K, (iii) filings required pursuant to the terms of the Registration Rights Agreement and any other registration rights agreements entered into pursuant to the Offerings and the Exchange Offer, and (iv) as may be required pursuant to any state securities laws;

                                 (h)  to such counsel's knowledge, each of the
Company and its subsidiaries has all necessary licenses, authorizations, consents, and approvals and has made all necessary filings required under any federal, state, or local law, regulation or rule, and has obtained all necessary authorizations, consents, and approvals from other persons, required to conduct their respective businesses, as described in the Offering Memorandum, except to the extent that any failure to have any such licenses, authorizations, consents, or approvals would not, individually or in the aggregate, have a Material Adverse Effect; to such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default, or revocation of any such license, authorization, consent, or approval or any federal, state, local, or foreign law, regulation, or decree, order, or judgment applicable to the Company or any of its subsidiaries, which would result in a Material Adverse Effect; and no such license, authorization, consent, or approval contains a materially burdensome restriction that is not adequately disclosed in the Offering Memorandum;

                                 (i)  the issuance and sale of the Shares by the
Company is not subject to preemptive or other similar rights arising by operation of law, under the Certificate of Incorporation or Bylaws of the Company or under any agreement known to such counsel to which the Company or any of its subsidiaries is a party;

                                 (j)  the form of certificate used to evidence
the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation and Bylaws of the Company and the requirements of The Nasdaq National Market;

                                 (k)  the statements under the captions
"Business -- Government Regulation," "Description of the Original Notes," "Description of the New Notes," "Description of Capital Stock" and "Certain Federal Income Tax Consequences" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

                                 (1)  except as described in the Offering
Memorandum, to such counsel's knowledge, there are no actions, suits, investigations or proceedings pending to which the Company or any of its subsidiaries is a party or to which any of their properties is subject before or by any court or governmental agency or both, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect,

                                 (m)  neither the Company nor any of its
subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares or the consummation of the Recapitalization, will become an "investment company" or, assuming that FBR is not an "investment company," a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the " 1 940 Act").

                  In addition, such counsel shall state that they have participated in conferences with the directors, officers and employees of the Company and its independent public accountants at which the contents of the Offering Memorandum were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness, or fairness of the statements contained in the Offering Memorandum (except as and to the extent stated above), they have no reason to believe that the Offering Memorandum, as of its date and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Offering Memorandum).

                          8.8. Comfort Letter. The Purchaser shall have received
from Deloitte & Touche LLP, letters relating to the Offering Memorandum dated as of the Closing Date and each Date of Delivery, as applicable, addressed to the Purchaser and in form and substance satisfactory to it.

                           8.9.   Offering Memorandum.  The Offering Memorandum,
as amended or supplemented after the date hereof, shall not, in Purchaser's reasonable judgment, (i) disclose a material change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, as described in the Offering Memorandum, or (ii) contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           8.10.  Other Transactions.  There shall have been,
in Purchaser's reasonable judgment, no material change in the terms of the transactions described in Exhibit G.

                           8.11.  No Material Adverse Effect.  Between the time
of execution of this Agreement and the Closing Date or the relevant Date of Delivery no event shall have occurred which has had or is reasonably likely to have a Material Adverse Effect.

                           8.12.  Certificates. The Company will, on the
Closing Date and on each Date of Delivery, deliver to the Purchaser a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct as of such date and the conditions set forth in Sections 8.1, 8.2, 8.4, 8.10, 8.11, 8.14 and 8.15 of this Agreement have been met. The Company shall have furnished to the Purchaser such other documents and certificates as to the accuracy and completeness of any statement in the Offering Memorandum, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein as of the Closing Date or any Date of Delivery as the Purchaser may reasonably request.

                           8.13.  Regulatory Matters.  Purchaser shall have
received all approvals from the OCC and any other regulatory agency having jurisdiction over Purchaser, necessary to consummate the transactions contemplated by this Agreement.

                           8.14.  Consents.  The Company shall have obtained
in writing all consents of third parties necessary to permit the consummation of the transactions contemplated by this Agreement and the Other Transaction Documents and no such consent shall contain any term or condition that Purchaser reasonably deems to be materially disadvantageous to the Company or Purchaser.

                           8.15.  Related Party Indebtedness.  At the Closing,
the Company shall have no outstanding indebtedness to Mego Financial Corp.

                           8.16.  Documents.  The Company shall have delivered
to Purchaser executed copies of the Purchase Agreements entered into with the Other Purchasers and all other agreements between the Company and any Other Purchasers or any holder of the Original Notes or the New Notes relating to the Offerings or the Recapitalization.

                           8.17.  Additional Matters Relating to Option
Shares. In connection with the purchase by Purchaser of Option Shares, the Company shall deliver to the Purchaser on the Date of Delivery such documents as the Purchaser may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares and other matters related to the issuance of the Option Shares.

                           8.18.  Additional Conditions.  The obligations of
Purchaser hereunder are further subject to the satisfaction of each of the following conditions:

                                  (a)  Certificate of Designation.  The
certificate of designation of the Series A Preferred Stock shall have been determined by Purchaser in the exercise of its sole and absolute discretion to be satisfactory in form and substance.

                                  (b)  Letter from FBR. FBR shall have
delivered to Purchaser a letter in the form attached hereto as Exhibit H.

                                  (c)  Warehouse Line Agreement.  The Company
and Sovereign Bank, a federally chartered savings bank ("Sovereign Bank") shall have entered into a Warehouse Line Agreement, which Agreement: (i) shall include, inter alia, the terms set forth in Exhibit I hereto, and (ii) shall otherwise have been determined by Purchaser in the exercise of its sole and absolute discretion to be satisfactory in form and substance.

                                  (d)  Flow Loan Purchase Agreement.  The
Company and Sovereign Bank shall have entered into a Flow Loan Purchase Agreement, which Agreement: (i) shall include, inter alia, the terms set forth in Exhibit J hereto, (ii) shall provide that the Company shall retain servicing rights with respect to all loans purchased in the Flow Loan Purchase Agreement, and (iii) shall otherwise have been determined by Purchaser in the exercise of its sole and absolute discretion to be satisfactory in form and substance.

                                  (e)  Right of First Refusal.  The Company and
Purchaser shall have entered into a Right of First Refusal Agreement, which
Agreement: (i) shall include, inter alia, the terms set forth in Exhibit K hereto, and (ii) shall otherwise have been determined by Purchaser in the exercise of its sole and absolute discretion to be satisfactory in form and substance.

                                  (f)  Amendment of Placement Agreement.  The
Company and FBR shall have entered into an Amendment to the Placement Agreement under the terms of which the parties thereto agree that the fees to be paid to FBR shall be paid by the delivery of shares of Common Stock valued at $1.50 per share.

                                 (g)  Agreements with FBR and Emanuel J.
Friedman. Purchaser shall have entered into Agreements with each of FBR and Emanuel J. Friedman with respect to shares of Common Stock held by FBR in its investment account and by Emanuel J. Friedman under the terms of which Purchaser is granted a right of first refusal and a "tag along" right, which Agreements shall have been determined by Purchaser in the exercise of it sole and absolute discretion to be satisfactory in form and substance.

                                 (h)  Employment and Non-Competition
Agreements. The Company shall have entered into an Employment Agreement or other retention arrangement (including a 12 month covenant not to compete) with at least three of the four Company employees identified on Exhibit L hereto, which Agreements or other retention arrangement shall have been determined by Purchaser in its sole and absolute discretion to be satisfactory in form and substance.

                                 (i)  Option Agreement.  The Option Agreement
shall have been executed by the Company and delivered to Purchaser and shall have been determined by Purchaser in its sole and absolute discretion to be satisfactory in form and substance.

                  Section 9. Conditions to Closing. The obligations of the Company hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Purchaser in all material respects on the date hereof, at the Closing Date and at each Date of Delivery, and (ii) the performance by the Purchaser of its obligations hereunder in all material respects.

                  Section 10.    Compliance with the Securities Act.

                          10.1.  Information Available.  So long as Purchaser
holds any shares of the Company's capital stock, the Company will furnish to each Purchaser:


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                                 (a)  as soon as practicable after available,
one copy of (i) its Annual Report to Shareholders, and (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K, and (iii) each of its Quarterly Reports to Shareholders and its Quarterly Reports on Form 10-Q, and

                                 (b)  upon the reasonable request of Purchaser,
all other information of a kind that is generally available to the public.

                          10.2.  Legend Requirement.  Purchaser hereby agrees
that the Shares and the Underlying Common Stock will be subject to Section 6.3 hereof and to that effect the following legend will appear on the Shares and any Underlying Common Stock until such time as the Company may deem such legend to be no longer required under the federal or state securities laws:

         The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, of the United States of America (the "Act") and may have been issued in reliance upon the exemption set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. The Securities represented by this certificate may not be offered, sold, transferred or otherwise disposed of in the United States or to, of for the account or benefit of, any "U.S. person" (as defined in Regulation S) unless registered under the Act or an exemption from the registration requirements of the Act is available.

                  Section 11. Broker's Fee. Purchaser acknowledges that the Company has advised it that the Company intends to pay FBR (the "Placement Agent"): (i) a fee (the "Offerings Fee") equal to 6.0% of the gross proceeds received from the sale of the shares of Common Stock (except for those shares sold to Emanuel J. Friedman) and Series A Preferred Stock sold in the Offerings and shares of Common Stock (except for those shares sold to Emanuel J. Friedman or his affiliates) sold in the Rights Offering; and (ii) a fee (the "Advisory Fee") of $1,000,000 as

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financial advisor in connection with the Recapitalization. Purchaser further acknowledges that the Company has advised it that the Offerings Fee is payable upon consummation of the Offerings in Common Stock valued at the Offering Price and the Advisory Fee is payable upon consummation of the Rights Offering in Common Stock valued at the Offering Price. Placement Agent shall not receive any fee in connection with the acquisition of shares of the Underlying Common Stock pursuant to the exercise by Purchaser of the Option. Purchaser further acknowledges that the Company has advised it that the Company has also agreed:
(i) to reimburse the Placement Agent on request by the Placement Agent for the Placement Agent's out-of-pocket expenses, including, among other things, the fees and expenses of legal counsel; and (ii) to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and other liabilities incurred in connection with the Offerings, and to contribute to payments the Placement Agent may be required to make in respect thereof. The parties hereto hereby represent that there are no other brokers or finders entitled to compensation in connection with the sale of the securities contemplated hereby.

                  Section 12. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by registered air mail, postage prepaid, or sent by facsimile transmission with a confirmation copy sent by registered mail, and shall be deemed given when so mailed:

                              (a)  if to the Company, to I 000 Parkwood Circle,
Atlanta, Georgia 30339, Attention: Jeffrey S. Moore, or to such other person at such other place as the Company shall designate to the Purchaser in writing;

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



                              (b)  if to Purchaser, to 3601 MacCorkle Avenue,
Charleston, West Virginia, Attention: Robert A. Henson, or at such other address or addresses as Purchaser may have furnished to the Company, with a copy to Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219, Attention:
Randall S. Parks; or

                              (c)  if to any transferee or transferees of
Purchaser, at such address or addresses as shall have been furnished to the other parties hereto at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the other parties hereto in writing.

                  Section 13. Amendments. No amendment, interpretation or waiver of any of the provisions of this Purchase Agreement shall be effective unless made in writing and signed by the parties to this Purchase Agreement.

                  Section 14. Headings. The headings of the sections, subsections and subparagraphs of this Purchase Agreement are used for convenience only and shall not affect the meaning or interpretation of the contents of this Purchase Agreement.

                  Section 15. Enforcement. The failure to enforce or to require the performance at any time of any of the provisions of this Purchase Agreement shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Purchase Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Purchase Agreement.

                  Section 16. Governing Law. This Purchase Agreement and the relationships of the parties in connection with the subject matter of this Purchase Agreement shall be governed

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



by and determined in accordance with the laws of the State of Georgia in the United States of America.

                  Section 17. Severability. If any severable provision of this Purchase Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Purchase Agreement shall not be affected by such judgment, and the Purchase Agreement shall be carried out as nearly as possible according to its original terms and intent.

                  Section 18. Counterparts. This Purchase Agreement may be executed in counterparts, all of which shall constitute one agreement, and each such counterpart shall be deemed to have been made, executed and delivered on the date set out at the head of this Purchase Agreement without regard to the dates or times when such counterparts may actually have been made, executed or delivered.

                  Section 19. Assignment. This Purchase Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, as the case may be, and be enforceable by and against the parties hereto and their respective successors and assigns, but neither this Purchase Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.


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


                                          MEGO MORTGAGE CORPORATION

                                          By: /s/ Jeff S. Moore
                                              ---------------------------------
                                              Name:  Jeff S. Moore
                                              Title: President and CEO



                                          CITY NATIONAL BANK OF WEST
                                          VIRGINIA

                                          By: /s/ Robert A. Henson
                                              ---------------------------------
                                              Name:    Robert A. Henson
                                              Title:   Chief Financial Officer











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